SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest evenDecember 16, 1997



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)




                                     Canada
                                 (State or other
                                  jurisdiction
                               of incorporation or
                                  organization)

        33-93722                                    Not applicable
    (Commission File                               (I.R.S. Employer
        Number)                                   Identification No.)


   17304 Preston Road
        Suite 200
       Dallas, TX                                       75252
  (Address of principal                               (Zip code)
   executive offices)



 Registrant's telephone number, including area code: (972)713-3000




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 Item 5.

     On December 9, 1997, the Board of Directors of the Company elected Mr. Wilmot L. Matthews, age 61, of Toronto, Ontario to the Board of Directors to fill a vacancy created by the resignation of a director in August of 1996 for a current term ending at the next annual general meeting of the shareholders in May, 1998. Mr. Matthews has been involved in all aspects of investment banking by serving in various positions with the investment firm of Nesbitt Burns Inc. in Canada and its predecessor companies from 1964 until his retirement in September, 1996, most recently as Vice Chairman and Director. Mr. Matthews is currently President of Marjad Inc., a personal investment company and also serves on the board of directors of Renaissance Energy Ltd. and several private companies.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                               Denbury Resources Inc.
                                                   (Registrant)


  DATE: December 16, 1997                   By:  /s/ Phil Rykhoek
                                               ---------------------------
                                                  Phil Rykhoek
                                              Chief Financial Officer

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